UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[X]	Soliciting Material under §240.14a-12

Vislink Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

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In connection with the 2021 Annual Meeting of Stockholders of Vislink Technologies, Inc. (the “Company”) originally scheduled to be held on June 21, 2021 and currently scheduled to be held on August 18, 2021 (the “Annual Meeting”), certain social media posts were made by the Company and/or certain named executive officers of the Company, which social media posts are being filed herewith as soliciting material.

Social Media Posts Regarding the 2021 Annual Meeting of Stockholders of Vislink Technologies, Inc.

The following communications were shared by the Company on August 10, 2021 through the Company’s Twitter page:

The following communications were shared by the Company on August 9, 2021 through the Company’s Twitter page:

Important Information About the Annual Meeting

In connection with the Annual Meeting, the Company filed a proxy statement additional definitive proxy materials and solicitation materials with the Securities and Exchange Commission (the “SEC”). The Company’s stockholders and other interested persons are advised to read the definitive proxy statement and documents incorporated by reference therein. Stockholders of the Company may also obtain copies of the definitive proxy statement and other documents filed with the SEC incorporated by reference therein, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: 101 Bilby Rd., Suite 15, Bldg. 2, Hackettstown, NJ 07840, Attention: Corporate Secretary.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Annual Meeting. A list of the names of those directors and executive officers and a description of their interests in the Company was filed in the definitive proxy statement and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: 101 Bilby Rd., Suite 15, Bldg. 2, Hackettstown, NJ 07840, Attention: Corporate Secretary.

FORWARD-LOOKING INFORMATION

This communication contains forward-looking statements regarding our business, financial condition, results of operations, and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar words and phrases are intended to identify forward-looking statements. However, this is not an all-inclusive list of words or phrases that identify forward-looking statements in this communication. Also, all information concerning future matters is forward-looking statements. Although forward-looking statements in this communication reflect our management’s good faith judgment, such information can only be based on facts and circumstances currently known by us. Forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those discussed elsewhere in this communication. The Company files reports with the Securities and Exchange Commission (“SEC”), and those reports are available free of charge on our website (www.vislinktechnologies.com) under “About/Investor Information/SEC Filings.” The reports available include our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, which are available as soon as reasonably practicable after the Company electronically files such materials or furnish them to the SEC. The SEC also maintains an Internet site containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The Company undertakes no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after this date. The Company urges you to carefully review and consider all the disclosures made in this communication.